EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
International Fuel Technology, Inc.
St. Louis, Missouri
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 333-74596, 333-96261, and 333-98699) of our report dated January 24, 2006 relating to the financial statements of International Fuel Technology, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
/s/ BDO Seidman, LLP
Chicago, Illinois
March 14, 2006